UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2013 (July 25, 2013)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 25, 2013, Dean Foods Company (the “Company”) announced the completion of the public offering (the “Offering”) of 34.4 million shares of Class A common stock of The WhiteWave Foods Company (“WhiteWave”), including approximately 4.5 million shares of WhiteWave Class A common stock sold pursuant to the underwriters’ over-allotment option.

Prior to the Offering, the Company entered into a Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC (“JPM”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), as lenders, on July 11, 2013. The Loan Agreement provided the Company with term loans in an aggregate principal amount of approximately $626.5 million as set forth in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2013. JPM and BAML were both underwriters in the Offering.

Immediately prior to the closing of the Offering, the Company (i) exchanged with JPM and BAML the shares of WhiteWave Class A common stock that were sold in the Offering for approximately $589 million in principal amount of indebtedness (the “Exchanged Debt”) of the Company that was evidenced by the Loan Agreement, (ii) paid JPM and BAML in cash the amount of the accrued interest on the Exchanged Debt, and (iii) retired the Exchanged Debt. Following this exchange, JPM and BAML sold these shares of WhiteWave Class A common stock to the underwriters for the Offering.

The transactions described above resulted in approximately $589 million of net proceeds to the Company and were structured as tax-free transactions in accordance with the Company’s private letter ruling from the Internal Revenue Service. Following the completion of the Offering, the Company no longer holds any shares of WhiteWave common stock. The Company expects to report a gain for GAAP purposes during the third quarter of 2013 related to the disposition of the 34.4 million shares of WhiteWave Class A common stock.

Following completion of the transactions described above, the Company prepaid the remaining approximately $37.5 million principal amount of indebtedness outstanding under the Loan Agreement, together with the accrued interest thereon, and terminated the Loan Agreement. For a description of the material terms of the Loan Agreement, see Item 1.01 of the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Executive Vice President and General Counsel